UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Heritage Commerce Corp
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(Exact name of registrant as specified in its charter)

        California                                   77-0469558
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(State of incorporation or organization) (I.R.S. Employer Identification No.)

        150 Almaden Blvd., San Jose, CA                95113
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(Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered

NONE
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Name of each exchange on which each class is to be registered

NONE
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   [   ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under this Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   [   ]


Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, No Par Value
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                            (Title of class)


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                            (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant's Securities to be Registered

Furnish the information required by Item 202 of Regulation S-K.

The no par value, Common Stock of Heritage Commerce Corp ("Commerce Corp" or "Registrant"), as successor to Heritage Bank of Commerce is traded on the over-the-counter market but is not included for quotation on Nasdaq or listed on any exchange. On March 3, 1998, Commerce Corp has outstanding 3,295,898 shares of common stock and no outstanding shares of preferred stock.

The following explanations of the rights associated with Commerce Corp stock ownership apply to both classes of stock with the exception that the preferred class has superior rights in the event of dissolution.

(i)  Dividends.	Under California Corporation Law, a California corporation like
Commerce Corp may pay a cash dividend or other shareholder distribution only if:
(i) the distribution would not exceed the corporation's retained earnings or
(ii) either (a) the sum of the corporation's assets (net of goodwill, capitalized research and development expenses and deferred charges) would be not less than 125% of the corporation's liabilities (net of deferred taxes, income and other credits), or (b) current assets would be not less than current liabilities (except that if the corporation's average earnings before taxes for the last two years had been less than average interest expenses, current assets must be not less than 125% of current liabilities). Most bank holding companies cannot meet the second test and therefore are eligible to pay dividends only out of retained earnings.

Initially, Commerce Corp expects to receive all of its income from fees generated from management services provided to Heritage Bank of Commerce (the "Bank"). At some point, Commerce Corp may also receive income from dividends paid to Commerce Corp by the Bank. Along with the Bank, Commerce Corp has no formal dividend policy, and dividends are issued solely in the discretion of the each corporation's Board of Directors. There can be no assurance as to when or whether such a dividend will be paid or the amount thereof. Any dividends that may be declared on the Common will be paid in an equal amount to the holder of each share. At the present time the Bank has a retained deficit which limits its ability to pay dividends. There are no proposed changes in the Bank's dividend policy.

(ii)  Terms of Conversion.	Shareholders of the Bank have voted upon and approved
a Merger Agreement ("Merger Agreement"), pursuant to which the business of the
Bank will be conducted as a wholly-owned subsidiary of Commerce Corp.  Commerce
Corp is a California corporation formed at the direction of the Bank's Board of
Directors for the specific purpose of becoming the bank holding company for the
Bank.  Commerce Corp has formed and owns all of the issued and outstanding shares of capital stock of Heritage Commerce Merger Subsidiary, Inc.
("Subsidiary"), a subsidiary formed for the specific purpose of facilitating the
Reorganization.  Effective February 17, 1998 the Subsidiary was merged with and into the Bank, all outstanding shares of Bank common stock held by the Bank's shareholders were converted into and will be exchanged for shares of Commerce
Corp Common Stock on a share-for-share basis, the Bank's shareholders became the shareholders of Commerce Corp, and Commerce Corp became the sole shareholder and parent holding company of the Bank.

(iii)	 Sinking Fund Provisions.	The common shares of Commerce Corp stock do not
have any sinking fund provisions.

(iv)	 Redemption Provisions.	The common shares of Commerce Corp stock do not
have any redemption provisions.

(v)	 Voting Rights.	Each holder of Common Stock of Commerce Corp is entitled
to one vote for each share of their holdings. Commerce Corp bylaws state that for the election of directors a simple majority is necessary for approval and that shareholders are allowed to cumulate votes in the election of directors.

(vi)	 Classification of Board of Directors.	Since at present since Commerce
Corp is not yet a "listed corporation" under California law, classification of the Board of Directors is not currently permitted.

(vii)	 Liquidation Rights.	The holders of Commerce Corp Common Stock will be
entitled to receive their pro rata share of the assets of Commerce Corp distributable to shareholders upon liquidation.

(viii)	Preemption Rights.	No holder of shares of any class of the capital stock
of Commerce Corp has any preemptive right to acquire unissued shares of capital stock of the Bank.

(ix)	Liabilities or Assessments By Commerce Corp.	The Common Stock of
Commerce Corp is not subject to assessment, as its Articles of Incorporation do not confer upon its Board of Directors the authority to order an assessment.

(x)	Restrictions on Alienability.	There are no restrictions on alienability
associated with the Common Stock of Commerce Corp except under applicable securities laws.

(xi)	Discrimination Against Substantial Shareholders.	No current provisions
discriminate against existing or prospective holders of a substantial amount of
Common Stock.

2.	The Board of Directors of Commerce Corp has the authority to issue shares of
Common Stock or Preferred Stock to the extent of the number of authorized unissued shares without obtaining the approval of existing holders of Common
Stock.  The Board of Directors of Commerce Corp also has the authority, without further action of the existing holders of Common Stock, to fix the rights, preferences, privileges and restrictions on any Preferred Stock issued, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any such series.

3.	No Preferred Shares are being registered hereby.

4.	Aside from the normal distinguishing factors between common and preferred stock, no rights of any one class of authorized securities will be limited by the rights of any other authorized class of securities.

5.	Commerce Corp's bylaws and charter do not contain any provisions that would delay, defer or prevent a change in control during a merger, reorganization, tender offer, sale, transfer of substantially all of its assets, or liquidation, other than Article V of the Articles of Incorporation, which prohibits shareholders from taking action by written consent without a meeting, and
Article IV (b), which permits the Board to determine the rights, privileges, preferences and restrictions of any series of Preferred Stock.

Other Securities to be Registered	Commerce Corp does not intend to register debt
securities, warrants or rights, American Depositary Receipts or any other type of security at this time.

Item 2.  Exhibits

The following Exhibits are included as part of this registration statement:

1. A copy of the registration statement (Form F-1) filed with the Federal Deposit Insurance Corporation on April 30, 1997 by Heritage Bank of Commerce, the predecessor to Heritage Commerce Corp, pursuant to Section 12(g) of the Act is included as Exhibit 1.

2. Copies of (i) all quarterly reports (Form F-4) filed with the Federal Deposit Insurance Corporation by Heritage Bank of Commerce pursuant to Section 13 of the Act since the effective date of the registration statement filed as
Exhibit 1, and (ii) Form F-3 Current Report dated December 1997 (2 each), November 1997, September 1997 and July 1997 are included as Exhibit 2.

3. A copy of the latest definitive proxy statement filed with the Federal Deposit Insurance Corporation by Heritage Bank of Commerce pursuant to Section 14 of the Act is included as Exhibit 3.

4. Copies of the Articles of Incorporation and By-Laws for Heritage Commerce Corp are included as Exhibit 4.

5.  A copy of a share certificate for Heritage Commerce Corp is included as
Exhibit 5.

6. A copy of the last annual report submitted to stockholders by Heritage Bank of Commerce, the predecessor to Heritage Commerce Corp, is included as Exhibit
6. The Annual Report gives pro forma effect to the condition of Heritage Commerce Corp.

All exhibits required by Instruction II to Item 2 will be supplied to the appropriate exchange agent and to the Commission. All exhibits filed with the Commission , with the exception of the bylaws and articles of incorporation, will be sent in paper format under Form SE pursuant to an exemption granted in a letter from the Commission dated January 22, 1998.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                        (Registrant)*           Heritage Commerce Corp
                         Date                   February 25,1998
                         By:                    /s/ John E. Rossell

                                                John E. Rossell
                                                President and Chief
                                                Executive Officer

Exhibit Table of Contents

Note: All exhibits except for Exhibit 4 will be filed in paper format pursuant to a continuing hardship exemption granted by letter on January 22, 1998.

Exhibit 4

4.1  Articles of Incorporation	A-1

4.2  Bylaws of Heritage Commerce Corp	A-3

                           Articles of Incorporation
                                     of
                            Heritage Commerce Corp




Article I

The name of this corporation is Heritage Commerce Corp


Article II

	The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of
California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California
Corporations Code.

Article III

	The name and address in the State of California of this corporation's initial agent for service of process is:

                               John E. Rossell, III
                               Heritage Commerce Corp
                               150 Almaden Boulevard
                               San Jose, California 95113


Article IV

a. The total number of shares of stock that the corporation shall have authority to issue is 40,000,000 shares, which shall be divided into two classes as follows: (a) 30,000,000 shares of Common Stock, and (b) 10,000,000 shares of Preferred Stock (hereinafter "Preferred Shares").

b. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.


Article V

	Any action required to be taken by shareholders of this corporation must be taken at a duly called annual meeting or a special meeting of shareholders of the corporation and no action may be taken by the written consent of the shareholders.

Article VI

	The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.  Any repeal or modification of this Article, or the adoption of any provision of the
Articles of Incorporation inconsistent with this Article, shall only be prospective and shall not adversely affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability.


Article VII

	This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limitations on excess indemnification set forth in Section 204 of the California
Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.


                               /s/ John E. Rossell, III
                               John E. Rossell, III
                               Incorporator


I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

Executed at San Jose, California this 8th day of October, 1997


                                /s/ John E. Rossell, III
                                John E. Rossell, III

                                     BY-LAWS
                                       OF
                              HERITAGE COMMERCE CORP
                            (a California corporation)

                                Table of Contents

Section 1.	OFFICES
1.2	Other Offices.
Section 2.	DIRECTORS
2.1	Exercise of Corporate Powers.
2.2	Number.
2.3	Need Not Be Shareholders.
2.4	Compensation.
2.5	Election and Term of Office.
2.5	Annual Review of Board Policy Statement and Director Nominations.
2.6	Election of Officers of the Board.
2.8	Vacancies.
2.9	Nominations for Election of Directors.
2.10	Removal.
(a)
(b)
Section 3.	OFFICERS
3.1	Election and Qualifications.
3.2	Term of Office and Compensation.
3.3	Removal and Vacancies.
Section 4.	CHAIRMAN OF THE BOARD
4.1	Powers and Duties.
Section 5.	PRESIDENT
5.1	Powers and Duties.
(a)
(b)
(c)
(d)
5.2	President pro tem.
Section 6.	VICE PRESIDENT
6.1	Powers and Duties.

Section 7.	SECRETARY
7.1	Powers and Duties.
(a)
(b)
(c)
(d)
(e)
(f)
(g)
Section 8.	CHIEF FINANCIAL OFFICER
8.1	Powers and Duties.
(a)
(b)
(c)
(d)
(e)
(f)
Section 9.	COMMITTEES OF THE BOARD
9.1	Appointment and Procedure.
9.2	Powers.
(a)
(b)
(c)
(d)
(e)
(f)
(g)
9.3	Executive Committee.
Section 10.	MEETINGS OF SHAREHOLDERS
10.1	Place of Meetings.
10.2	Time of Annual Meetings.
10.3	Special Meetings.

10.4	Notice of Meetings.
(a)
(b)
10.5	Delivery of Notice.
10.6	Adjourned Meetings.
10.7	Consent to Shareholders' Meeting.
10.8	Quorum.
(a)
(b)
(c)
10.9	Voting Rights.
10.10	Determination of Holders of Record.
(a)
(b)
(c)
(d)
10.11	Elections for Directors.
(a)
(b)
(c)
(d)
10.12	Proxies.
(a)
(b)
(c)
10.13	Inspectors of Election.
(a)
(b)
(c)
Section 11.	MEETINGS OF DIRECTORS
11.1	Place of Meetings.
11.2	Regular Meetings.

11.3	Special Meetings.
11.4	Notice of Meetings.
11.5	Quorum.
11.6	Adjourned Meetings.
11.7	Waiver of Notice and Consent.
11.8	Action Without a Meeting.
11.9	Conference Telephone Meetings.
11.10	Meetings of Committees.
Section 12.	SUNDRY PROVISIONS
12.1	Instruments in Writing.
12.2	Fiscal Year.
12.3	Shares Held by the Corporation.
12.4	Certificates of Stock.
12.5	Lost Certificates.
12.6	Certification and Inspection of By-Laws.
12.7	Notices.
12.8	Reports to Shareholders.
12.9	Indemnification of Directors, Officers and Employees.
(a)
(b)
(c)
(d)
Section 13.	CONSTRUCTION OF BY-LAWS WITH REFERENCE TO PROVISIONS OF LAW
13.1	Definitions.
13.2	By-Law Provisions Additional and Supplemental to Provisions of Law.
13.3	By-Law Provisions Contrary to or Inconsistent with Provisions of Law.
Section 14.	ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS
14.1	By Shareholders.
14.2	By the Board of Directors.

                                    BY-LAWS
                                      OF
                             HERITAGE COMMERCE CORP
                           (a California corporation)

Section 1.  OFFICES

1.1 Principal Office. The principal office for the transaction of the business of the corporation shall be located at 150 Almaden Boulevard, City of San Jose, County of Santa Clara, State of California. The Board of Directors is hereby granted full power and authority to change said principal office to another location within or without the State of California.

1.2 Other Offices. One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

Section 2.  DIRECTORS

2.1 Exercise of Corporate Powers. Except as otherwise provided by the Articles of Incorporation of the corporation or by the laws of the State of California now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

2.2 Number. The number of the corporation's directors shall be not less than eleven nor more than twenty-one, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders at any meeting thereof.

2.3 Qualification of Directors. No person shall be a member of the board of directors who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which the corporation or any affiliate or subsidiary thereof has offices, or (ii) any city, town or village adjacent to a city, town or village in which the corporation or any affiliate or subsidiary thereof has offices. The Board of Directors of the corporation, or a committee thereof, shall determine whether any person who seeks to become a director complies with the provisions of this Section 2.3.
The directors of the corporation need not be shareholders of the corporation.

2.4 Compensation. Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

2.5 Election and Term of Office. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting, provided that, if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.

2.6 Annual Review of Board Policy Statement and Director Nominations. The Board Directors shall adopt and maintain a Board Policy Statement which shall establish standards and provide guidance to the Board with respect to legal issues, attendance at Board and Board committee meetings, and related issues of director participation in Board and corporate activities. The Board of Directors shall, at a meeting of the Board during the fourth quarter of each year, consider the following: the Board Policy Statement and the performance of the Board and of individual Board members in light of the requirements of the Board Policy Statement; the structure, function and membership of Board committees; strategies for increasing the effectiveness of the Board; the Board's nominations for the Board of Directors at the following year's annual meeting of the corporation's shareholders; and nominees for positions as officers of the Board.

2.7 Election of Officers of the Board. The Board of Directors shall, at its regularly scheduled meeting in December of each year, consider the organization of the Board, the Board's nominations for the Board of Directors at the following year's annual meeting of the corporation's shareholders, the election of officers of the Board, and any other business that results from the Board's annual review of the Board Policy Statement. Officers of the Board shall be elected for one-year terms. The unexpired term of any Board officer who ceases to be a member of the Board of Directors during his or her term as a Board officer may, at the discretion of the remaining Board members, be filled through the election another Board member to fill the unexpired term.

2.8 Vacancies. A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (3) a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

2.9 Nominations for Election of Directors. Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of any meeting called for the election of directors) are required to be made in writing and to be delivered or mailed to the president of the corporation by the later of: (i) the close of business 21 days prior to any meeting to stockholders called for the election of directors, or (ii) ten days after the date of mailing of notice of the meeting to stockholders. Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the corporation owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; and (h) a statement regarding the nominee's compliance with
Section 2.3 of these by-laws. The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee. A copy of this Section
2.9 of these by-laws will be provided to any shareholder upon receipt of a written request therefore, addressed to the President of the corporation.

2.10  Removal.
(a)	Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, subject to the following:

(1)	No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and

(2)	When by the provisions of the Articles the holders
of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

(b)	Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

Section 3.  OFFICERS

3.1 Election and Qualifications. The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board, as the Board of Directors shall deem expedient, all of whom shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the By-Laws or the Board of Directors.

3.2 Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

3.3 Removal and Vacancies. Any officer of the corporation may be removed at the pleasure of the Board of Directors at any meeting or by vote of shareholders entitled to exercise the majority of voting power of the corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

Section 4.  CHAIRMAN OF THE BOARD

4.1 Powers and Duties. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors, and to call meetings of the shareholders and of the Board of Directors to be held within the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

Section 5.  PRESIDENT

5.1  Powers and Duties.  The powers and duties of the President are:

(a)	To act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation.

(b)	To preside at all meetings of the shareholders and, in the absence of the
Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

(c)	To call meetings of the shareholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these By-Laws, at such times and at such places as the President shall deem proper.

(d)	To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the corporation, to sign certificates for shares of stock of the corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

5.2 President pro tem. If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.

Section 6.  VICE PRESIDENT

6.1 Powers and Duties. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

Section 7.  SECRETARY

7.1  Powers and Duties.  The powers and duties of the Secretary are:

(a)	To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

(b)	To keep the seal of the corporation and to affix the same to all instruments which may require it.

(c)	To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d)	To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e)	To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.4 hereof.

(f)	To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

(g)	Generally to do and perform all such duties as pertain to the office of
Secretary and as may be required by the Board of Directors.

Section 8.  CHIEF FINANCIAL OFFICER
8.1  Powers and Duties.  The powers and duties of the Chief Financial Officer
are: (a)	To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director.

(b)	To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the Chief Financial
Officer's discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

(c)	To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation.

(d)	To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(e)	To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

(f)	Generally to do and perform all such duties as pertain to the office of
Chief Financial Officer and as may be required by the Board of Directors.

Section 9.  COMMITTEES OF THE BOARD

9.1 Appointment and Procedure. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

9.2 Powers. Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these By-Laws, shall have all the authority of the Board except with respect to:

(a)	the approval of any action which requires the approval or vote of the shareholders;

(b)	the filling of vacancies on the Board or on any committee;

(c)	the fixing of compensation of the directors for serving on the Board or on any committee;

(d)	the amendment or repeal of By-Laws or the adoption of new By-Laws;

(e)	the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)	a distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the articles or determined by the Board; and

(g)	the appointment of other committees of the Board or the members thereof.

9.3 Executive Committee. In the event that the Board of Directors appoints an Executive Committee, such Executive Committee, in all cases in which specific direction to the contrary shall not have been given by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in Section 9.2 hereof) in such manner as the Executive Committee may deem in the best interests of the corporation.

Section 10.  MEETINGS OF SHAREHOLDERS
10.1 Place of Meetings. Meetings (whether regular, special or adjourned) of the shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section 1.1 hereof, or any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.

10.2 Time of Annual Meetings. The annual meeting of the shareholders shall be held on the third Thursday in May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or such other time or date as may be set by the Board of Directors.

10.3 Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10 percent of the vote at the meeting.

10.4  Notice of Meetings.
(a)	Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 (or, if sent by third class mail, 30) nor more than 60 days before the day of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders but subject to the provisions of subdivision (b) any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

(b)	Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:

(1)	a proposal to approve a contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more directors has a material financial interest;

(2)	proposal to amend the Articles of Incorporation;

(3)	a proposal regarding a reorganization, merger or consolidation involving the corporation;

(4)	a proposal to wind up and dissolve the corporation;

(5)	a proposal to adopt a plan of distribution of the shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles of Incorporation.

10.5 Delivery of Notice. Notice of a shareholders' meeting or any report shall be given either personally or by first class mail or in the case of a corporation with outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California General Corporation
Law) on the record date for the shareholders' meeting, notice may be sent third class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

10.6 Adjourned Meetings. When a shareholders' meeting is adjourned to another time or place, unless the By-Laws otherwise require and except as provided in this section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

10.7 Consent to Shareholders' Meeting. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or By-Laws, except as provided in Section 10.4(b).

10.8  Quorum.
(a)	The presence in person or by proxy of the persons entitled to vote the majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. Except as provided in subdivision (b), the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation or these By-Laws.

(b)	The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of the number of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(c)	In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subdivision (b).

10.9 Voting Rights. Except as provided in Section 10.11 or in the Articles of Incorporation or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

10.10  Determination of Holders of Record.

(a)	In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

(b)	In the absence of any record date set by the Board of Directors pursuant to subdivision (a) above, then:

(1)	The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2)	The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(3)	The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c)	A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

(d)	Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles or by agreement or applicable law.

10.11  Elections for Directors.

(a)	Every shareholder complying with subdivision (b) and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

(b)	No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given written notice to the chairman of the meeting at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

(c)	In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.

(d)	Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins or unless the By-Laws so require.

10.12  Proxies.

(a)	Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares.  Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the
State of California shall be presumptively valid.

(b)	No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

(c)	A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

10.13  Inspectors of Election.

(a)	In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting.
The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b)	The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

(c)	The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 11.  MEETINGS OF DIRECTORS

11.1 Place of Meetings. Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal office of the corporation for the transaction of business, as specified in accordance with Section 1.1 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

11.2 Regular Meetings. Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting) and at such other times as may be designated from time to time by resolution of the Board of Directors.

11.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by any Vice President or the Secretary or by any two or more of the directors.

11.4 Notice of Meetings. Except in the case of regular meetings, notice of which has been dispensed with, the meetings of the Board of Directors shall be held upon four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone, telegraph or other electronic or wireless means. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to the director at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 11.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

11.5 Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

11.6 Adjourned Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

11.7 Waiver of Notice and Consent. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

11.8 Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

11.9 Conference Telephone Meetings. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

11.10 Meetings of Committees. The provisions of this Article apply also to committees of the Board and incorporators and action by such committees and incorporators.

Section 12.  SUNDRY PROVISIONS

12.1 Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

12.2 Fiscal Year. The fiscal year of this corporation shall commence on January 1st and end on December 31 of each year.

12.3 Shares Held by the Corporation. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officer of this corporation authorized so to do by resolution of the Board of Directors.

12.4 Certificates of Stock. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

12.5 Lost Certificates. The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

12.6 Certification and Inspection of By-Laws. The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, it shall upon the written request of any shareholder furnish to such shareholder a copy of the By-Laws as amended to date.

12.7 Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

12.8 Reports to Shareholders. Except as may otherwise be required by law, the rendition of an annual report to the shareholders is waived so long as there are less than 100 holders of record of the shares of the corporation (determined as provided in Section 605 of the California General Corporation Law). At such time or times, if any, that the corporation has 100 or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

12.9  Indemnification of Directors, Officers and Employees.

(a)	The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that such person is or was an agent of the corporation, to the fullest extent permitted by
Section 317 of the California General Corporation Law, as amended from time to time. The term "proceeding" and "agent" in the foregoing sentence shall have the meanings given to them in Section 317 of the California General Corporation Law, as amended from time to time.

(b)	The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

(c)	This section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent as defined in subdivision (a) of the corporation. The corporation shall, and it hereby agrees to, indemnify such trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law, as amended from time to time.

(d)	Nothing in this section shall restrict the power of the corporation to indemnify its agents under any provision of the California General Corporation Law, as amended from time to time, or under any other provision of law from time to time applicable to the corporation, nor shall anything in this section authorize the corporation to indemnify its agents in situations prohibited by the California General Corporation Law or other applicable law.

Section 13.  	CONSTRUCTION OF BY-LAWS WITH REFERENCE TO

PROVISIONS OF LAW

13.1 Definitions. Unless defined otherwise in these By-Laws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

13.2 By-Law Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

13.3 By-Law Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in Section 13.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentence clauses or phrases is or are illegal.

Section 14.  ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

14.1 By Shareholders. By-Laws may be adopted, amended or repealed by the approval of the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote.

14.2 By the Board of Directors. Subject to the right of shareholders to adopt, amend or repeal By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors. A By-Law adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal any or all By-Laws.

CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned does hereby certify that the undersigned is the Secretary of Heritage Commerce Corp, a corporation duly organized and existing under and by virtue of the laws of the State of California; that the above and foregoing By-Laws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation; and that the above and foregoing By-Laws are now in full force and effect.

Dated:	October 16, 1997

                                       /s/ Rebecca A. Levey
                                       Rebecca A. Levey
                                       Secretary

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